X-20.1 EXHIBIT 20.1 -- FORM OF PROXY


                             PECO ENERGY COMPANY

                           1998 COMMON STOCK PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 8, 1998, AT 9:30 A.M. ON THE CONCOUSE LEVEL OF THE VALLEY FORGE CENTER, 1200 FIRST AVENUE, KING OF PRUSSIA, PENNSYLVANIA.

M. Walter D'Alessio, Ronald Rubin and J. Barry Mitchell, or any of them, with power of substitution are hereby appointed proxies to vote as specified all shares of Common Stock which the Shareholder(s) named on the reverse side is entitled to vote at the above Annual Meeting or at any adjournment thereof, and in their discretion to vote upon all other matters as may properly be brought before the Meeting.

First Chicago Trust Company of New York, as Custodian under the Dividend Reinvestment and Stock Purchase Plan, and PECO Energy Company, as Custodian for the 401(k) Employee Savings Plan, are hereby authorized to execute a proxy with identical instructions for any shares of Common Stock held for the benefit of the Shareholder(s) named on the reverse side.

Nominees for election to the Board of Directors for Class II terms expiring in 2001 are:

1. Susan W. Catherwood, 2. G. Fred DiBona, 3. R. Keith Elliott,
4. John M. Palms, Ph.D. and 5. Joseph F. Paquette, Jr.

Please sign and date on the reverse side and mail promptly in the enclosed postage-paid envelope or otherwise to P.O. Box 8678, Edison, New Jersey, 08818-9166.

                              SEE REVERSE SIDE


                            FOLD AND DETACH HERE


                                 PECO ENERGY


                       Annual Meeting of Shareholders
                                April 8, 1998
                                  9:30 a.m.
                       Valley Forge Convention Center
                              1200 First Avenue
                        King of Prussia, Pennsylvania
           Please sign, date and return your proxy in the enclosed
                 envelope.  Thank you for your prompt reply.

X   PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.                         9172

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR PROPOSAL 1 AND AGAINST PROPOSALS 2 AND 3.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

    FOR              WITHHELD

Election of Directors (see reverse) For, except vote withheld from the following nominee(s):

----------------------------------------------------

    FOR              AGAINST              ABSTAIN

    1. Appointment of Independent Accountants

    THE BOARD RECOMMENDS A VOTE AGAINST.

    FOR              AGAINST              ABSTAIN

    2. Shareholder Proposal

    3. Shareholder Proposal
       SPECIAL ACTION     Comments
                          Discontinue Annual Report mailing for this account.
                          Will Attend Annual Meeting


SIGNATURE(S)       _____________________________________ DATE ____________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such

    FOLD AND DETACH HERE ONLY IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL


Dear Shareholder:

PECO Energy encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically through the internet or the telephone. This eliminates the need to return the proxy card.

To vote your shares electronically you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above is your personal code to access the system.

1.  To vote on the internet:
    . Log on the internet and go to the web site http://www.vote-by-net.com
2.  To vote over the telephone:
    . On a touch-tone telephone call 1-800-OK2-VOTE (1-800-652-8683)
    24 hours a day, 7 days a week

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

Your vote is important.  Thank you for voting.